EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Guaranty Bancshares, Inc. (File No. 333-77783) of our report dated May 19, 2003 on our audit of the financial statements of the Guaranty Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions) as of December 31, 2002 and for the year ended December 31, 2002, which is included in this Annual Report on Form 11-K.

/s/ HENRY & PETERS, P.C.

Tyler, Texas
June 12, 2003